EXHIBIT 99.1

Baum & Company, P.A.
                                                1515 University Drive, Suite 209
                                                         Coral Springs, FL 33071





Louis H. Elwell, III
Bio-Solutions International, Inc.
35 Power Lane
Hattiesburg, MS   39402




Dear Mr.  Elwell:


We are unable to complete our audit of the financial statements of Bio-Solutions International Inc., as of June 30, 2002 and for the year then ended in time for the Company's Form 10-KSB to be filed timely, as we just recently received the information to allow us to perform the audit. Thank you for your consideration.






/s/ Joel Baum
Baum & Company, P.A.
September 12, 2002